UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On June 12, 2025, the Board of Directors (the “Board of Directors”) of Twin Vee PowerCats. Co. (the “Company”) and the Company’s participating subsidiary, Wizz Banger, Inc (“WB”), adopted the Wizz Banger 2025 Subsidiary Stock Incentive Plan (the “Plan”). The Plan allows for the grant of equity interests in WB and is designed to compensate directors, officers, employees and consultants of WB based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of WB and to share the success and risks of WB based upon achievement of business goals.

The purpose of the Plan is to promote the interests of the Company, WB and their respective stockholders by providing equity interests in WB to directors, officers, employees and consultants of WB, including directors, officers and employees of the Company who are also directors, officers and/or employees of WB, in order to encourage them to enter into and continue in the employ or service of the Company and/or WB, to acquire a proprietary interest in the long-term success of the Company and/or WB and to reward the performance of individuals in fulfilling long-term corporate objectives.

The Plan generally is administered by the Compensation Committee of the Board of Directors, subject to approval of the WB Compensation Committee. The administrator of the Plan has full authority to establish rules and regulations for the proper administration of the Plan, to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted; to determine the number of shares of stock of WB to which an award may relate and the terms, conditions, restrictions and performance criteria of awards. However, no action or decision of the administrator may be taken with respect to WB (and its Plan participants) without the approval of the Board of Directors of WB or a committee of such Board of Directors.

The number of shares of WB common stock initially reserved for issuance under the Plan is 2,800,000 (all of which may be granted as incentive stock options). Shares of WB with respect to an award that are forfeited, cancelled, exchanged or surrendered will again be available for grants under the Plan. However, shares of WB stock surrendered or withheld as payment of either the exercise price or withholding taxes will no longer be available for awards under the Plan.

The Plan allows for the grant of: (i) stock options to purchase shares of WB stock; (ii) stock appreciation rights based on WB’s stock; (iii) restricted stock of WB; (iv) restricted stock units for WB stock; and (v) other stock-based and cash-based awards to eligible individuals. The terms of awards will be set forth in an award agreement, consistent with the terms of the Plan. No stock option will be exercisable later than ten years after the date it is granted.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, the Plan’s Stock Restriction Agreement and the Plan’s Stock Option Grant Agreement, copies of which are incorporated herein by reference and filed as Exhibits 10.1. 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

On June 12, 2025, the Compensation Committee of the Board of Directors, together with the WB Compensation Committee, granted to each of Joseph Visconti and Thomas Huffman an option under the Plan to purchase up to 1,400,000 shares of common stock of WB, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Wizz Banger 2025 Subsidiary Stock Incentive Plan
10.2	Subsidiary Plan Stock Restriction Agreement
10.3	Subsidiary Plan Stock Option Grant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chairman, President and Chief Executive Officer